Exhibit 10.1

IN RE UAL CORPORATION, ET AL. (Case No. 02-B-48191)

Settlement Agreement By and Among UAL Corporation and all Direct and Indirect Subsidiaries and Pension Benefit Guaranty Corporation

            This Settlement Agreement (this "Agreement") is made effective as of the Approval Date (defined below) by and among UAL Corporation, all of its direct and indirect subsidiaries, and all members of its "controlled group" as defined under the Employee Retirement Income Security Act of 1974 (as amended, "ERISA"), and all of its successors and assigns (collectively, "United"), and Pension Benefit Guaranty Corporation ("PBGC") (United and PBGC each shall be referred to herein individually as a "Party" and collectively as the "Parties").

            WHEREAS, on December 9, 2002, United filed voluntary petitions for relief (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), as Case Numbers 02-B-48191 et. seq. and continue to operate their business as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

            WHEREAS, the Parties have reached a settlement and compromise (the "Agreement") with respect to their various disputes and controversies in connection with their defined benefit pension plans, and this Agreement sets forth the principal terms and conditions under which United and PBGC will agree to a settlement and compromise of their various disputes in connection with United's Pilot Plan, the Flight Attendant Plan, the Ground Plan, the Management, Administrative and Public Contact Employee ("MA&PC") Plan, and the Variable Plan (collectively, the "Pension Plans"), all on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows.

                    1.    Termination of Agreement. Prior to the Approval Date, the Parties may continue to explore alternatives to the termination of the Pension Plans, and if the Parties agree, in each of their respective sole and absolute discretion, to pursue any such alternative, this Agreement will terminate.

                    2.    Consideration to PBGC.

                           a.    United's proposed plan of reorganization (the "POR") shall provide for the distribution of the following property to PBGC (collectively, the "PBGC Securities"):

                                        (i)    $500 million 6% Senior Subordinated Notes described more fully on Exhibit A (the
                                               "Senior Notes");

                                        (ii)   $500 million 8% Contingent Senior Subordinated Notes described more fully on Exhibit
                                               B (the "Contingent Notes").

                                        (iii)  $500 million 2% Convertible Preferred Stock, described more fully on Exhibit C (the
                                               "Preferred Stock").

                            b.    Indenture. The documentation of the PBGC Securities shall include default and remedy provisions that are customarily found in public market securities and covenants that contain the most beneficial terms contained in any other securities of similar or junior ranking issued under the POR.

                    3.    Safety Valve. If, in the Parties' judgment, the provisions of this Agreement relating to the issuance of any of the PBGC Securities, are materially impairing, hindering, or delaying United's ability to obtain exit financing, including any debt or equity based component thereof, the Parties may elect to modify the terms of the PBGC Securities to eliminate any features thereof which relate to, among other things, convertibility into common or preferred stock of reorganized United; provided, however, that the fair economic value of the modified PBGC Securities shall remain the same.

                    4.    Termination of Pension Plans. Subject to Paragraph 1:

                           a.    Flight Attendant and MA&PC Plans. As soon as practicable after the date that the Bankruptcy
                                  Court enters an order approving the Agreement (the "Approval Date"), PBGC staff will initiate termination under 29 U.S.C. § 1342 of the Flight Attendant and MA&PC Plans. If and when
                                  PBGC issues Notices of Determination that the Flight Attendant and MA&PC Plans should terminate, then PBGC and United shall execute termination and trusteeship agreements with respect to such Plans;

          b.    Ground Plan. As soon as practicable after the Approval Date, PBGC and United shall execute termination and trusteeship agreements with respect to the Ground Plan;

          c.    Pilot Plan. As soon as practicable after the Approval Date, PBGC and United shall execute termination and trusteeship agreements with respect to the Pilot Plan, with a termination date that is either mutually agreed by the Parties or judicially determined (but in neither event any later than the latest termination date for any of the other Pension Plans); provided, however, that:

                 (i)    nothing in this subparagraph shall be construed to limit the PBGC's rights to seek its proposed plan termination date of December 30, 2004;

                 (ii)   nothing in this subparagraph shall require United to act in a manner inconsistent with that certain
                        Letter of Agreement by and between UAL Corp., United Air Lines, Inc., and the Air Line
                        Pilots in the service of United Air Lines, Inc., as represented by the Air Line Pilots
                        Association, International, dated as of January 1, 2005 (the "ALPA LOA"); and

                 (iii)  PBGC reserves the right to appeal any such judicial determination until there is a final, non-appealable order.

           d.    Variable Plan. The Parties shall cooperate in United's merger of the Variable Plan into the
                  MA&PC Plan effective as of a date that is prior to the termination date of the MA&PC Plan, to the extent permitted by law. If United decides to merge such Plans, and the Parties agree that such merger can proceed in a timely manner, then the amount by which the Variable Plan is overfunded as of the effective date of such merger, as mutually determined by the Parties on a PBGC termination basis (the "Overfunded Amount"), shall be used to reduce on a dollar for dollar basis the face amount of the Senior Notes.

            e.   Mutual Cooperation. If and when a Pension Plan is terminated involuntarily, United and the PBGC will cooperate with each other in connection with the involuntary termination process, including without limitation (and to the extent necessary):

                 (i)    Seeking Bankruptcy Court authority to the extent required to execute termination and trusteeship agreements with PBGC;

                 (ii)   Requesting that any order authorizing United's entry into a termination and trusteeship agreement also provide for the termination and discharge of any rights or obligations of the IFS
                        (defined below) in connection with the Pension Plans, including any rights or obligations under the FSA; and

                 (iii)  Cooperation in any federal court action required to be brought in the event that the Bankruptcy
                        Court does not provide United with such authority to execute such termination and trusteeship agreements.

     5.    Termination Date.

            a.    Termination Dates. The termination date for the Pension Plans shall be as follows:

                   (i)    For the Flight Attendant and MA&PC Plans, five business days after the date of PBGC's
                          Notice of Determination that the Plans should terminate;

                   (ii)   For the Ground Plan, March 11, 2005; and

                   (iii)  For the Pilot Plan, as determined pursuant to subparagraph 4(c).

            b.    Statutory Trustee and Similar Obligations. As of the date specified in the termination and trusteeship agreement with respect to each Pension Plan:

                   (i)    PBGC shall become statutory trustee of each such Pension Plan; and

                   (ii)   United shall no longer have any plan administrator, fiduciary, or similar powers, rights, duties, or obligations in connection with such Pension Plan.

            c.    Recapture Rights. PBGC retains whatever rights it has to recapture under ERISA § 4045 any amounts paid to Pension Plan participants (consistent with the terms of the Pension Plan) within the 3 year period prior to the relevant termination date.

     6.    Restoration Rights.

            a.    Any defined contribution plan proposed to be provided by United to its employees following termination of the Pension Plans shall be subject to PBGC's consent, such consent not to be unreasonably withheld. To the extent the Parties dispute the reasonableness of PBGC's withholding of its consent, United (and not any other party) shall have the right to request the judicial determination of the reasonableness of such withheld consent in the Chicago federal court as requested by the PBGC (United not to challenge such selection). Such court shall have exclusive jurisdiction to make such a determination. The Parties further agree that such determination shall be final, and both Parties waive their right to appeal or seek reconsideration, modification, or vacatur of such determination by such court.

            b.    Subject to subparagraph 18(d), PBGC shall be deemed to have waived its rights to restore any of the Pension Plans in full or in part, and to cease any activities undertaken to terminate any of the
                   Pension Plans in full or part, pursuant to 29 U.S.C. § 1347 or otherwise:

                   (i)    As of the date that the PBGC consents to the proposed defined contribution plans set forth in subparagraph 6(a); and

                   (ii)   If PBGC does not consent to the defined contribution plans set forth in subparagraph 6(a), then as of the date that the court determines that PBGC's consent was unreasonably withheld.

            c.    United shall not establish any new ERISA-qualified defined benefit plans for a period of ten (10)
                   years after the Exit Date. United separately has informed PBGC that it will not establish any new non-ERISA-qualified defined benefit plans for the same period of time.

     7.    Claims Against United.

            a.    Unfunded Liability Claim. Subject to Paragraph 13, United agrees to provide in the POR that
                   PBGC shall have a single prepetition, general, unsecured unfunded liability claim (the "Unfunded
                   Liability Claim") against the United Air Lines, Inc. bankruptcy estate (and not separate, joint and several claims against each United entity) arising from the termination of the Pension Plans, in an amount to be determined under PBGC regulations, taking into account, among other things, the effect of this Agreement (including without limitation the joint and several nature of the PBGC's claims, the value provided to PBGC under the Agreement, and PBGC's waiver of certain of its claims under the Agreement).

            b.    Minimum Funding Claims. PBGC shall be deemed to have settled and released any and all claims on its own behalf or on behalf of the Pension Plans against United arising from or related to any minimum funding obligations, including without limitation, any and all unpaid minimum funding contribution claims, claims for interest and penalties; provided, however, that with respect to its claims for breach of fiduciary duty:

                   (i)    Such claims shall be deemed to have been settled and released automatically unless PBGC provides written notice to United, on or before three business days before the date on which a hearing to determine the adequacy of the disclosure statement on the POR is first scheduled to occur, that PBGC intends to reserve the right to pursue such claims, in which case United may in its sole and absolute discretion exercise the right to terminate the Agreement prior to such disclosure statement hearing.

                   (ii)   In connection with PBGC's evaluation of whether to pursue such claims for breach of fiduciary duty within the time period set forth above, the Parties shall cooperate with each other to facilitate PBGC's due diligence with respect to such claims for breach of fiduciary duty.

                   (iii)  In the event that United does not timely exercise its right to terminate the Agreement in accordance with subparagraph 7(b)(i) and PBGC pursues such claims for breach of fiduciary duty, PBGC shall only enforce such claims against, and limit any recovery on account of such claims to, applicable, actual, and available insurance proceeds.

            c.    Insurance Premiums. PBGC shall be deemed to have settled and released any claims for any
                   PBGC insurance premiums (including without limitation claims for interest and penalties).

            d.    Waiver of Other Claims. PBGC shall be deemed to have settled and released any claims against
                   United (other than Unfunded Liability Claims and fiduciary duty claims not released and settled pursuant to subparagraph 7(b)) on its own behalf or on behalf of the Pension Plans relating in any way to United's Pension Plans, as well as any claims against any other entity, based on "controlled group" liability or any other theory, relating in any way to United's Pension Plan obligations or liabilities.

                     8.    Release of Liens. PBGC shall be deemed to have fully, finally, and forever released any purported liens against any United entity that exist (or could have been asserted) on or before the effective date of the POR (the "Exit Date") as of such Exit Date.

                     9.    Termination of Appointment of IFS.

                            a.    United shall seek to terminate that certain Fiduciary Services Agreement by and between United and Independent Fiduciary Services, Inc. ("IFS") (and accepted by the Department of Labor
                                   ("DOL")), dated as of September 3, 2004 (the "FSA") so that such termination is effective (taking into account, among other things any notice requirements) as of the termination date of the respective Pension Plan. PBGC shall support United's termination of the FSA.

                            b.    United shall seek to terminate that certain Agreement for Appointment of Independent Fiduciary, dated as of August 17, 2004, by and between United and the DOL (the "IFS Appointment
                                   Agreement"), so that such termination is effective (taking into account, among other things, any notice requirements) as of the termination date of the Pension Plans. PBGC shall support United's termination of the IFS Appointment Agreement.

                     10.    PBGC Appeal of ALPA Settlement. PBGC shall be deemed to have dismissed with prejudice its appeal of the order approving the ALPA LOA (the "ALPA Settlement Order").

                     11.    Setoff Rights. PBGC shall not assert any alleged setoff rights in United's bankruptcy case.

                     12.    Restructuring Activities and Plan of Reorganization.

                              a.    PBGC shall affirmatively support, in a manner not inconsistent with this Agreement or the
                                     Bankruptcy Code, including, without limitation, Section 1125 of the Bankruptcy Code, United's restructuring activities and positions in the Chapter 11 Cases and the POR in connection with the implementation of this Agreement and related initiatives. Nothing herein shall limit or impair
                                     PBGC in the exercise of its fiduciary duties in its capacity as a member of the Official Committee of Unsecured Creditors. Nothing herein shall limit or impair PBGC's rights to object to the claims of other creditors.

                              b.    If the Bankruptcy Court confirms a POR that does not provide for the terms of the Agreement, or if a POR containing the terms of the Agreement does not become effective, then Paragraphs
                                     7 (other than the settlement and release of fiduciary duty claims, if such settlement and release already has occurred pursuant to the terms of subparagraph 7(b)(i)), 8, 11, 13, and 14 shall be null and void.

                     13.    Release and/or Assignment of Claims. At United's option, PBGC shall assign 45% of the distribution that it receives or is to receive on account of its claims in the Chapter 11 Cases as directed in writing by United.

                     14.    PBGC's Professional Fees and Expenses. On the Exit Date, United shall reimburse PBGC for its outside professionals' fees and actual out of pocket expenses incurred in connection with the Chapter 11 Cases, but in no event more than $7 million.

                     15.    Conditions Precedent. The effectiveness of the Agreement shall be subject to Bankruptcy Court approval (which the Parties shall use commercially reasonable efforts to obtain); provided, however, that judicial approval of the Agreement shall otherwise have the same meaning and effect as the judicial approval of the 2003 amendments to United's collective bargaining agreements entered on April 30, 2003.

                     16.    Conditions Subsequent. The effectiveness of the Agreement shall be subject to the occurrence of the following conditions subsequent prior to the date on which a hearing to confirm the POR is first scheduled to occur:

                              a.    Termination of all of the Pension Plans pursuant to Title IV of ERISA;

                              b.    PBGC's waiver of its restoration and cessation rights set forth in Paragraph 6.

                              c.    United having determined, in its sole and absolute discretion, and in good faith, that its liability on account of the following claims has been resolved to United's satisfaction (through release, waiver, discharge, exculpation, court order, agreement, or otherwise):

                                     (i)    any and all claims arising from or related to any minimum funding obligations, including without limitation, any and all unpaid minimum funding contribution claims, claims for interest, penalties, and/or excise taxes, and fiduciary duty claims; and

                                     (ii)   any and all claims (other than Unfunded Liability Claims) relating in any way to United's
                                            Pension Plans, as well as any claims against any other entity, based on "controlled group"
                                            liability or any other theory, relating in any way to United's Pension Plan obligations or liabilities.

                              d.    United having determined, in its sole and absolute discretion, and in good faith, that the rights of the parties (including without limitation any alleged liability of United) under that certain
                                     Stipulation and Agreed Order Under Fed. R. Bankr. P. 9019 Approving the Settlement of
                                     Controversy Between the Debtors and the United States of America (the "Setoff Stipulation")
                                     has been resolved to its satisfaction.

                              e.    Termination of the FSA and the IFS Appointment Agreement in accordance with the Agreement
                                     (subject to United's right to waive such condition subsequent).

                              f.    The ALPA Settlement Order becoming an order no longer subject to appeal, reconsideration, or modification (subject to United's right to waive such condition subsequent).

                     17.    Further Assurances. From time to time, as and when requested by either Party hereto, the other Party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to any limitations set forth in this Agreement), as such other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, all at the sole cost and expense of the requesting Party, including without limitation ensuring the occurrence of all conditions subsequent to the Agreement.

                     18.    Disputes.

                              a.    No Litigation. Except as otherwise provided herein, each Party hereto agrees that it shall not commence or proceed with any litigation against the other Party or take any action inconsistent with the terms of the Agreement.

                              b.    Jurisdiction Over Disputes. All disputes arising between the Parties under the Agreement, or any document entered pursuant hereto shall, prior to the issuance of a final decree from the
                                     Bankruptcy Court closing the Chapter 11 Cases, be resolved by the United States Bankruptcy
                                     Court for the Northern District of Illinois which has exclusive jurisdiction over such disputes;
                                    provided, however, that each Party reserves its rights with respect to which is the proper court to adjudicate an involuntary complaint to terminate a Pension Plan.

                              c.    Termination Notice. This Agreement may be terminated by either Party, on written notice, upon the occurrence of any material breach of the other Party's obligations under this Agreement, or of any failure of any condition under this Agreement, unless such breach or failure of condition is cured to the reasonable satisfaction of the other Party within ten (10) days of such notice. In the event of such termination, this Agreement shall become null and void in its entirety, and the
                                     Parties shall thereafter be governed by the status quo ante without regard to this Agreement.

                              d.    Additional Remedies. In addition to other remedies otherwise available to PBGC under this
                                     Agreement, upon United's material breach of this Agreement, then PBGC, on written notice, may declare such breach under the Agreement, and unless such breach is cured to the reasonable satisfaction of PBGC within ten (10) days of such notice, then PBGC's waiver of rights in subparagraph 6(b) shall be null and void, and PBGC can again assert its rights under 29 U.S.C. § 1347.

                     19.    Miscellaneous.

                              a.    Authority. Subject to Bankruptcy Court approval in United's Chapter 11 case, United represents that it has the authority to enter into this Agreement and to enter into the transactions contemplated thereby.

                              b.    Waiver. Except with respect to the requirement for court approval or judicial determination, each Party may waive in writing the benefit of the other Party's compliance with any particular provision of this Agreement. No waiver by a Party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the Party to be bound. Failure of a Party to exercise any right will not be deemed a waiver of such right or rights in the future.

                              c.    Non-Severability. Each of the terms of this Agreement are a material and integral part hereof.
                                     Should any provision of this Agreement be held unenforceable or contrary to law, the entire
                                     Agreement shall be deemed null and void.

                              d.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon the earlier of receipt or (i) three (3) business days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, (ii) one (1) business day after deposit with Federal Express or similar overnight courier, or (iii) same day if delivered by hand, and addressed as provided in Exhibit
                                     D attached hereto or such other address as either party may, from time to time, specify in writing to the other.

                              e.    Governing Law. Federal law shall govern this agreement, and to the extent applicable and not inconsistent therewith, the law of the State of Illinois shall apply.

                              f.     Amendments. The Parties may amend or modify this Agreement in a writing executed by both
                                     Parties.

                              g.    Counterparts. This Agreement may be executed in one or more counterparts, each of which together or separately shall constitute an original and when taken together, shall be considered one and the same binding agreement.

                              h.    Business Day. As used herein, the term "Business Day" means any calendar day other than a
                                     Saturday, Sunday, or any nationally recognized holiday or other day on which the Office of the
                                     Clerk of the Bankruptcy Court shall be closed.

                              i.     Acceptance of Facsimile Signatures. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

* * * * * * *

(signature pages to follow)

            IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

UNITED AIR LINES, INC. By: Its Duly Authorized Agent Name:_/s/_Frederic F. Brace____________ Title:_Chief Financial Officer_____________ Dated: _April 22, 2005_________________
PENSION BENEFIT GUARANTY CORPORATION By: Its Duly Authorized Agent Name:_/s/ Bradley D. Belt_______________ Title:_Executive Director________________ Dated: _April 22, 2005_________________

EXHIBIT A

Senior Subordinated Notes
Issuer:	Reorganized UAL Corp.
Guarantor:	United Air Lines, Inc.
Issue:	6% Senior Subordinated Notes (the "Senior Notes") to be issued no later than the Exit Date (the "Issuance Date").
Initial Holder:	Pension Benefit Guaranty Corporation.
Principal Amount:	$500,000,000 in denominations of $1,000 (subject to potential reductions set forth in the Agreement).
Term:	25 years from the Issuance Date.
Amortization:	None prior to maturity; full principal to be repaid at the maturity date.
Interest Rate	Interest shall be payable with in-kind notes or common stock on a semi-annual basis in arrears through 2011; thereafter, interest shall be paid in cash in arrears on a semi-annual basis. Notwithstanding the foregoing, the interest rate on the Senior Subordinated Convertible Notes (the "Pilot Notes") provided to the pilots under the ALPA LOA shall not be more than the interest rate on the Senior Notes.
Security:	None.
Ranking:	Pari passu with all current and future UAL Corp. or United Air Lines, Inc. senior unsecured debt; senior to all current and future subordinated debt; senior to any notes contemplated to be issued to any labor groups under a POR (including without limitation the Pilot Notes).
Transferability:	The Notes shall not contain any transfer restrictions.
Call Rights:	Callable at 100% of par at any time.
Mandatory Prepayments:	Mandatory prepayment at par upon a "fundamental change"; no prepayment obligations for mergers in which the Issuer is the surviving entity.
Other Terms and Conditions:	The documentation of the Notes shall include such other terms and conditions as are customarily found in public market securities.

EXHIBIT B

Contingent Senior Subordinated Notes
Issuer:	Reorganized UAL Corp.
Guarantor:	United Air Lines, Inc.
Issue:	8% Contingent Senior Subordinated Notes (the "Contingent Notes") to be issued no later than 45 days following the end of any given fiscal year in which there is a Trigger Date (each, an "Issuance Date").
Initial Holder:	Pension Benefit Guaranty Corporation.
Principal Amount:	Up to eight (8) tranches of $62,500,000 each, in denominations of $1,000.
Term:	Each tranche shall mature 15 years from its respective Trigger Date.
Amortization:	None prior to maturity; full principal to be repaid at the maturity date.
Interest Rate	Interest shall accrue beginning on the Trigger Date and shall be paid in cash on a semi-annual basis in arrears following Issuance.
Conditions to Issuance:	Contingent Notes will be issued on the Issuance Date following any fiscal year, starting with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017, in which there is a Trigger Date.

"Trigger Date" is any Measuring Date where the following condition to Issuance is met: LTM EBITDAR exceeds $3.5 billion; provided, however, that (w) no more than two tranches of Contingent Notes may be issued upon any Issuance Date; (x) no more than eight tranches of Contingent Notes may be issued in total; (y) United shall not agree to provisions in the documentation of such securities existing at the time that explicitly prohibit the issuance of the Contingent Notes; and (z) if the issuance of additional Contingent Notes would cause a default under documentation of any securities existing at the time, then United shall issue Common Stock having a value of $62.5 million to PBGC in lieu of each tranche of Contingent Notes that otherwise would be issued.

A "Measuring Date" occurs on the following dates: June 30 and December 31.

Security:	None.
Ranking:	Pari passu with all current and future UAL Corp. or United Air Lines, Inc. senior unsecured debt; senior to all current and future subordinated debt; senior to any notes contemplated to be issued to any labor groups under a POR (including without limitation the Pilot Notes).
Transferability:	The Contingent Notes shall not contain any transfer restrictions.
Call Rights:	Callable at 100% of par at any time.
Mandatory Prepayments:	Once issued, mandatory prepayment at par upon a "fundamental change"; no prepayment obligations for mergers in which the Issuer is the surviving entity.
Other Terms and Conditions:	Once issued, the documentation of the Contingent Notes shall include such other terms and conditions as are customarily found in public market securities.

EXHIBIT C

Convertible Preferred Stock
Issuer:	Reorganized UAL Corp.
Guarantor:	United Air Lines, Inc.
Issue:	Convertible Preferred Stock (the "Preferred Stock") to be issued no later than the Exit Date (the "Issuance Date").
Initial Holder:	Pension Benefit Guaranty Corporation.
Shares:	5,000,000
Liquidation Preference:	$100 per share (the "Issue Price"), plus the sum of all accrued and unpaid dividends.
Term:	15 years from the Issuance Date.
Conversion:	Convertible into common stock of Reorganized UAL Corp. at a conversion price ("Conversion Price") equal to 125% of the average of the closing prices of the Common Stock during the first 60 days following the Exit Date.
Dividends	2% annual coupon shall be paid in-kind on a semi-annual basis in arrears.
Optional Conversion:	The Holder may convert shares of Preferred Stock at any time after the 2nd anniversary of the Issuance Date.
Security	None.
Ranking	Pari passu with all current and future UAL Corp. or United Air Lines, Inc. preferred stock; subordinated to all current and future debt obligations; senior to all current and future classes of common stock.
Transferability:	The preferred stock shall be non-transferable for a period of two years following the Issuance Date.
Optional Redemption:	Redeemable at any time at the Issuer's option at 100% of Liquidation Preference, subject to a 45 day notice period during which time the Holder shall have the right to convert.
Mandatory Redemption:	Mandatory redemption upon a "fundamental change"; no mandatory redemption obligations for mergers in which the Issuer is the surviving entity.
Anti-Dilution Protections:	The Conversion Price will be subject to customary anti-dilution adjustments, including upon (i) stock or extraordinary dividends, (ii) reclassifications, subdivisions or combinations of the Common Stock, (iii) the issuance of rights or warrants to all holders of Common Stock convertible into or exercisable for Common Stock at less than the then-current market price, (iv) distribution of the capital stock of an Issuer subsidiary to holders of the Common Stock and (v) any other distributions of assets by the Issuer to holders of the Common Stock.
Voting Rights:	None prior to conversion; upon conversion, the Common Stock shall have voting rights no less than any other class of common stock.
Other Terms and Conditions:	The documentation of the Preferred Stock shall include such other terms and conditions as are customarily found in public market securities.

EXHIBIT D

(Notice Addresses)

If to the Company:	United Air Lines, Inc. 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Attention: Paul Lovejoy Facsimile: 847-700-4099
with copies to:	Kirkland & Ellis 200 East Randolph Drive Chicago, Illinois 60601 Attention: James H.M. Sprayregen Facsimile: 312-861-2200

If to PBGC	PENSION BENEFIT GUARANTY CORPORATION Office of the Chief Counsel 1200 K Street, NW, Suite 340 Attention: Jeffrey B. Cohen Facsimile: 202-326-4112

with copies to:	Kelley Drye & Warren LLP
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Christopher T. Sheean
Facsimile: 312-857-7095
and
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: Merrill B. Stone
Facsimile: (212) 808-7897